UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
___________________________
Date of Report (Date of earliest event reported): December 28, 2012

MID PENN BANCORP, INC.
___________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692.2133
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2008, Mid Penn Bancorp, Inc. ( “Mid Penn”) entered into and closed a Letter Agreement (including the Securities Purchase Agreement – Standard Terms) (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) pursuant to which the Treasury invested $10,000,000 in Mid Penn under the Treasury’s Capital Purchase Program (the “CPP”). Under the Purchase Agreement, the Treasury received (1) 10,000 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation preference (“Series A Preferred Stock”), and (2) a warrant to purchase up to 73,099 shares of the Mid Penn common stock at an exercise price of $20.52 per share (the “Warrant”).

On December 28, 2012, Mid Penn entered into a Letter Agreement (the “Letter Agreement”) with the Treasury pursuant to which Mid Penn repurchased from the Treasury all 10,000 shares of the Series A Preferred Stock issued to the Treasury which constitutes all of the issued and outstanding shares of Series A Preferred Stock. Mid Penn repurchased the Series A Preferred Stock for a purchase price equal to the aggregate liquidation amount of the Preferred Stock of $10,000,000, plus accrued but unpaid dividends of $59,722.22.

Under the terms of the Letter Agreement, Mid Penn may, within 15 calendar days of the date of the Letter Agreement, deliver to the Treasury notice of Mid Penn’s intent to repurchase the Warrant. The Letter Agreement also provides that if Mid Penn does not deliver notice to the Treasury of its intent to repurchase the Warrant within that time period, or if Mid Penn delivers such notice but Mid Penn and the Treasury thereafter fail to agree upon the fair market value of the Warrant, then in either case, the Letter Agreement shall serve as the Treasury’s notice of its intention to sell the Warrant.

The Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On September 26, 2012, Mid Penn commenced the sale of up to 5,000 shares of 7% Non-Cumulative, Non-Voting, Non-Convertible Perpetual Preferred Stock, Series B, par value $1.00 per share (“Series B Preferred Stock”), at $1,000 per share for a maximum aggregate offering price of $5,000,000 (the “Offering”). There is no minimum offering amount but, unless waived by the Company in its sole discretion, there is a minimum purchase requirement of 50 shares for $50,000. Funds accompanying subscription agreements for the purchase of the shares were placed in an escrow account at Mid Penn Bank until the conditions for release of subscribers’ funds from the escrow account to Mid Penn had been met in accordance with terms and conditions of the escrow account agreement between Mid Penn and Mid Penn Bank.

On December 28, 2012, Mid Penn announced that the conditions to release the subscribers’ funds have been met, and on the same date Mid Penn sold 4,880 shares of Series B Preferred Stock for a total of $4,880,000.

On December 28, 2012, Mid Penn announced that, pursuant to the terms of the Offering, it has extended the Offering from December 31, 2012 to the earlier of (i) June 28, 2013 or (ii) until all of the shares of Series B Preferred Stock offered in the Offering have been sold.

The shares of Series B Preferred Stock are being offered pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of SEC Regulation D to Accredited Investors and up to 35 non-Accredited Investors who (either alone or with their purchaser representative) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the offering. The shares of Series B Preferred Stock sold in the Offering will be restricted securities for purposes of the United States securities laws and cannot be transferred except under these laws.

The Certificate of Designations of the Series B Preferred Stock is attached hereto as Exhibit 3.1.

Item 7.01	Regulation FD Disclosure

On December 28, 2012, Mid Penn issued a press release regarding its repurchase and redemption of the Series A Preferred Stock, a copy of which is being furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

3.1	Certificate of Designations for Series B Preferred Stock (Incorporated by reference to Mid Penn Bancorp, Inc.’s Current Report on Form 8-K dated September 26, 2012 and filed on September 28, 2012.)
10.1	Letter Agreement dated December 28, 2012 between Mid Penn Bancorp, Inc. and the United States Department of the Treasury
99.1	Press release dated December 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.
(Registrant)

Dated: December 28, 2012	/s/ Kevin W. Laudenslager
Kevin W. Laudenslager
Vice President and Treasurer

Exhibit Index

3.1	Certificate of Designations for Series B Preferred Stock (Incorporated by reference to Mid Penn Bancorp, Inc.’s Current Report on Form 8-K dated September 26, 2012 and filed on September 28, 2012.)
10.1	Letter Agreement dated December 28, 2012 between Mid Penn Bancorp, Inc. and the United States Department of the Treasury
99.1	Press release dated December 28, 2012